Exhibit 4.69

Execution Version

TRANSFER AGREEMENT

This Transfer Agreement (“Agreement”) is entered into as of January 7, 2025 and effective as of such date (the “Execution Date”) by and between GALAPAGOS NV, a corporation organized under the laws of Belgium and having its principal place of business at Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium (“Galapagos”) and GILEAD SCIENCES, INC., a Delaware corporation with offices at 333 Lakeside Drive, Foster City, CA 94404, USA (“Gilead”).  Each of Galapagos and Gilead is sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

WHEREAS, Galapagos and Gilead are entering into a set of transactions relating to their collaboration under that certain Option, License and Collaboration Agreement, dated July 14, 2019 (the “OLCA”) as well as that certain Security Agreement, dated August 23, 2019 (the “Main Security Agreement”), and that certain Patent Security Agreement, dated August 23, 2019 and any other Patent Security Agreements entered into pursuant to the Main Security Agreement (each a “Patent Security Agreement” and, together with the Main Security Agreement, collectively, the “Security Agreements” and together with the OLCA, the “Novated Agreements”), in each case in connection with the OLCA;

WHEREAS, in connection with the closing of the transactions contemplated under that certain separation agreement (“Separation Agreement”) for a partial demerger transaction entered into by Galapagos on or after the date hereof, Gilead shall, and Galapagos shall cause that newly formed entity formed pursuant to the Separation Agreement, “SpinCo”, to, immediately prior to the Separation Effective Time (as defined below), enter into certain terms set forth herein relating to such transactions; and

WHEREAS, in connection with such separation, the Novated Agreements shall be assigned and transferred to SpinCo.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

1.Definitions.
(a)Unless otherwise specified herein, capitalized terms not defined in this Agreement will have the meaning set forth in the OLCA.
(b)“Collateral” has the meaning set forth in the Main Security Agreement.
(c)“Patent Collateral” has the meaning set forth in the applicable Patent Security Agreement.
(d)“Separation Effective Time” has the meaning set forth in the Separation Agreement.
(e)“SpinCo Subsidiary” means an entity in which SpinCo directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such entity that is sufficient to enable SpinCo to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such entity.

2.Novation.  The Novated Agreements, as amended as set forth on Exhibit A, shall be assigned to SpinCo immediately prior to the Separation Effective Time pursuant to a written agreement in the form attached hereto as Exhibit A. Effective as of immediately prior to the Separation Effective Time, the terms of Exhibit A shall automatically apply and the OLCA shall be amended as set forth therein.  Gilead and Galapagos shall execute, and Galapagos shall cause SpinCo to execute, the agreement set forth in Exhibit A promptly after SpinCo’s formation.
3.Releases.  The following terms shall be effective as of the Separation Effective Time:
(a)Release of Galapagos.  Gilead hereby releases and forever discharges Galapagos, its Affiliates  and its and their respective officers, directors, employees and agents (and the successors, legal representatives and permitted assigns of any of the foregoing) (the “Galapagos Releasees”) from all Claims arising out of acts or omissions by or on behalf of Galapagos under the Novated Agreements occurring prior to the Separation Effective Time (such released Claims, the “Gilead Released Claims”).  Gilead agrees that it will not commence any legal action or lawsuit, file, assert or otherwise commence or pursue any complaint with governmental or regulatory authorities, or otherwise file, assert or otherwise commence or pursue any legal claim against any of the Galapagos Releasees seeking relief for any Gilead Released Claim.  For purposes of this Agreement, “Claims” means all obligations, liabilities, actions, causes of action, suits, debts, damages, expenses, claims, and demands of any kind whatsoever but expressly excludes any Third Party Claims and Shared Development Claims, in each case, arising from events occurring prior to the Separation Effective Time, which will remain governed by Article XII of the OLCA. Galapagos and its Affiliates (other than SpinCo and SpinCo Subsidiaries) shall have no liability for acts or omissions by or on behalf of SpinCo or the SpinCo Subsidiaries under the Novated Agreements occurring after the Separation Effective Time.  Gilead acknowledges that it has had sufficient opportunity to conduct its own investigation and gather its own facts related to the Gilead Released Claims and is not relying on any representations or warranties of Galapagos in connection with agreeing to the foregoing.
(b)Release of Gilead.  Notwithstanding anything to the contrary in any Novated Agreement (but subject to the remainder of this Section 3(b)), Galapagos hereby releases and forever discharges Gilead, its Affiliates and its and their respective officers, directors, employees and agents (and the successors, legal representatives and permitted assigns of any of the foregoing) (the “Gilead Releasees”) from all Claims arising out of acts or omissions by or on behalf of Gilead under the Novated Agreements occurring prior to the Separation Effective Time (such released Claims, the “Galapagos Released Claims”).  Galapagos agrees that it will not commence any legal action or lawsuit, file, assert or otherwise commence or pursue any complaint with governmental or regulatory authorities, or otherwise file, assert or otherwise commence or pursue any legal claim against any of the Gilead Releasees seeking relief for any Galapagos Released Claim.  For clarity, this Section 3(b) shall not limit SpinCo’s rights to commence any legal action or lawsuit, file, assert or otherwise commence or pursue any complaint with governmental or regulatory authorities, or otherwise file, assert or otherwise commence or pursue any legal claim against any of the Gilead Releasees seeking relief for any acts or omissions by or on behalf of Gilead under the Novated Agreements occurring after the Separation Effective Time. Galapagos acknowledges that it has had sufficient opportunity to conduct its own investigation and gather its own facts related to the Galapagos Released Claims and is not relying on any representations or warranties of Gilead in connection with agreeing to the foregoing.
(c)Security Agreements.  Gilead hereby releases any and all security interests it has in all Collateral  and Patent Collateral owned by Galapagos and its Affiliates (other than SpinCo and SpinCo Subsidiaries) immediately after the Separation Effective Time (the “Released Assets”), it being understood that the Released Assets shall not include any assets owned or to be owned by SpinCo or any SpinCo Subsidiary on or after the Separation Effective Time. Promptly after the Separation Effective Time, Galapagos shall provide to Gilead a list of the U.S. Patents and Patent Applications included in the Released Assets. Gilead shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that Galapagos may reasonably request, in order to release any security interest granted or purported to be granted under any Security Agreement in the Released Assets, provided that the foregoing obligations shall, with respect to United States Patents and Patent Applications, be conditioned on Gilead’s receipt of the aforementioned list.  Without limiting the generality of the foregoing, Gilead will terminate all Filing Statements (as defined in the applicable Security Agreement) or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3727, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof) or portions thereof, to the extent filed on the Released Assets, provided that the foregoing obligations shall, with respect to United States Patents and Patent Applications, be conditioned on Gilead’s receipt of the aforementioned list. For clarity, prior to the Separation Effective Time, Gilead may have released certain security interests it had in Collateral and Patent Collateral with respect to the Small

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Molecule Programs as defined in and set forth in that certain letter titled “Re: Small Molecule Waiver” executed by Gilead and effective as of January 7, 2025.
4.Terms of Agreements.  The terms of this Agreement (including the Exhibits hereto) shall be considered Confidential Information of both Parties under the Separation Agreement, subject to the special authorized disclosure provisions set forth in Sections 13.2, 13.3 and 13.4 of the Separation Agreement; provided that, upon effectiveness of the amendments to the OLCA contained in this Agreement (including the Exhibits hereto), the confidentiality terms of the OLCA shall apply to such amendments.
5.Construction.  The first paragraph of Appendix A of the OLCA shall apply with respect to this Agreement, mutatis mutandis.  For clarity, unless specified to the contrary herein, references to Exhibits herein shall refer to the particular Exhibits to this Agreement and references to this Agreement include all Exhibits hereto.
6.Entire Agreement.  This Agreement, including the Exhibits hereto (once executed or otherwise effective) and the OLCA, set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties existing as of the Execution Date with respect to the subject matter hereof.
7.Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signature pages of this Agreement may be exchanged by email or in pdf or other electronic means without affecting the validity thereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, Galapagos and Gilead have executed this Agreement by their duly authorized officers as of the Execution Date.

GALAPAGOS NV

By:

Name:

Title:

By:

Name:

Title:

IN WITNESS WHEREOF, Galapagos and Gilead have executed this Agreement by their duly authorized officers as of the Execution Date.

GILEAD SCIENCES, INC.

By:

Name:

Title:

Exhibit A

Form of Novation Agreement

NOVATION AGREEMENT

This NOVATION AGREEMENT (this “Agreement”) is entered into on [_______, 2025]1 (the “Execution Date”) and effective immediately preceding the Separation Effective Time (as defined below) by and between GALAPAGOS NV, a corporation organized under the laws of Belgium and having its principal place of business at Generaal De Wittelaan L11 A3, 2800 Mechelen, Belgium (“Galapagos”), [SpinCo.] (“SpinCo”), and GILEAD SCIENCES, INC., a Delaware corporation with offices at 333 Lakeside Drive, Foster City, CA 94404, USA (“Gilead”).

Recitals

WHEREAS, Galapagos and Gilead entered into that certain Option, License and Collaboration Agreement, dated July 14, 2019, as amended (the “OLCA”) as well as that certain Security Agreement, dated August 23, 2019 and that certain Patent Security Agreement, dated as of August 23, 2019 and any other Patent Security Agreements entered into pursuant to the aforementioned Security Agreement, in each case in connection with the OLCA, (collectively, with the OLCA, the “Novated Agreements”);

WHEREAS, the Parties intend that the Novated Agreements, as amended herein, be transferred by Galapagos to SpinCo;

WHEREAS, this Agreement and the assignments contained herein will take effect immediately prior to and contingent upon the occurrence of the Separation Effective Time;

WHEREAS, in connection therewith, the Parties desire to exclude Galapagos and its Affiliates (other than SpinCo and SpinCo Subsidiaries) and all of their activities and programs from the OLCA; and

WHEREAS, Galapagos and Gilead are separately entering into a separate royalty agreement covering programs of Galapagos and its Affiliates that are not assigned to SpinCo.

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

1.Definitions.
(a)Unless otherwise specified, capitalized terms not defined in this Agreement will have the meaning set forth in the OLCA.  The following terms are defined as follows and will be deemed included in the OLCA.
(i)“Separation Agreement” means that certain separation agreement for a partial demerger transaction providing for the separation of Galapagos and SpinCo.
(ii)“Separation Effective Time” has the meaning set forth in the Separation Agreement.
(iii)“SpinCo Subsidiary” means an entity in which SpinCo directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such entity that is sufficient to

1 To be executed by Gilead, Galapagos and SpinCo promptly after SpinCo’s formation (and in any case before the Separation Effective Time).

enable SpinCo to elect at least a majority of the members of such entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such entity.
2.Novation
(a)The Parties agree as follows:
(i)Assignment and Assumption.  Galapagos hereby irrevocably assigns, transfers, and conveys to SpinCo all of Galapagos’s rights, obligations, and interests in and to the Novated Agreements.  SpinCo hereby unconditionally accepts such assignment and assumes all of the Galapagos’s rights, obligations, and interests under the Novated Agreements.  For the avoidance of doubt, and notwithstanding anything to the contrary, Galapagos is not assigning, transferring, or conveying to SpinCo, and SpinCo is not assuming, any rights (including, for clarity, any rights with respect to any Galapagos Released Claims), liabilities or obligations under any Novated Agreement with respect to any acts or omissions occurring prior to the Separation Effective Time.
(ii)Consent of Gilead.  Gilead hereby consents to the assignment of the Novated Agreements by Galapagos to SpinCo and to the assumption of the Novated Agreements by SpinCo as if SpinCo were the original party thereto (for clarity, subject to the final sentence of Paragraph 2(a)(i)).
(iii)Substitution of SpinCo.  The Parties intend that this Paragraph 2(a) is a novation and that SpinCo be substituted for Galapagos in the Novated Agreements.  SpinCo by this Paragraph 2(a) becomes entitled to all right, title, and interest of Galapagos in and to the Novated Agreements as the substituted party to the Novated Agreements.  Gilead and SpinCo shall be bound by the terms of the Novated Agreements in every way as if SpinCo is named in the Novated Agreements in place of Galapagos as a party thereto.
(iv)Security Agreements.  To the extent permitted by the Security Agreements, Gilead may make new and amended UCC or other filings pursuant to the Security Agreements to reflect that SpinCo is now the party to the Security Agreements.
(b)SpinCo hereby provides notice pursuant to Section 17.4 of the OLCA that notices to SpinCo shall be directed to the addresses set forth by SpinCo on its signature page in addition to Baker & McKenzie LLP at the address set forth in the OLCA.
3.Exclusion of Galapagos from the Novated Agreements
(a)Notwithstanding anything to the contrary, the Parties agree that the Novated Agreements shall not apply in any manner to Galapagos or its Affiliates (other than SpinCo and SpinCo Subsidiaries) or to any of Galapagos’s or its Affiliates’ (other than SpinCo and SpinCo Subsidiaries) current or future programs or activities regardless of whether internally developed, licensed or acquired.
(b)Notwithstanding anything to the contrary in the OLCA (including without limitation Section 11.5(a) (Use of Proceeds)), all funds of Galapagos or its Affiliates (other than SpinCo and SpinCo Subsidiaries) may be used by Galapagos or its Affiliates (other than SpinCo and SpinCo Subsidiaries) for any purpose.
(c) In the OLCA, the following sentence shall be included at the end of the definition of Affiliates.

“Galapagos and its Affiliates are deemed not to be Affiliates of SpinCo unless through a future, separate transaction, the particular entity later becomes a SpinCo Subsidiary.”

4.Future Acquired Programs.  On a transaction-by-transaction basis, if SpinCo desires to acquire rights to any programs or assets during the Term of the OLCA (including small molecules, large molecules, cell therapy or similar, in each case whether through license, merger, acquisition, reorganization, consolidation or combination or any other transaction), then SpinCo may notify Gilead and upon receipt of such notice Gilead shall promptly negotiate in good faith with SpinCo for a period of no less than sixty (60) days an amendment to the OLCA designed to achieve positive value to SpinCo and all of its shareholders with respect to such programs and assets, including if needed an amendment to relevant product and program definitions.  Notwithstanding the foregoing, Gilead shall not be required to enter into any such amendment that is adverse to Gilead or its Affiliates.  If such an amendment is not agreed, then the terms of the OLCA shall continue by its terms.
5.Construction.  The first paragraph of Appendix A of the OLCA shall apply with respect to this Agreement, mutatis mutandis.
6.Effect of Amendment to the OLCA; Incorporation of Terms; Continuing Effect.  The amendments to the OLCA set forth in this Agreement, once effective in accordance with the terms of this Agreement, shall be deemed to be incorporated in, and made a part of, the OLCA, and the OLCA and the amendments to the OCLA in this Agreement, once effective in accordance with the terms of this Agreement, shall be read, taken and construed as one and the same agreement (including with respect to the provisions set forth in Article XVII (Miscellaneous) of the OLCA which shall, as applicable, be deemed to apply to the amendments herein to the OLCA mutatis mutandis (including with respect to the governing law)).  Except as otherwise expressly amended by this Agreement, the OLCA shall remain in full force and effect in accordance with its terms and conditions, and nothing herein shall be deemed to create new rights or obligations not expressly enumerated in this Agreement.
7.Entire Agreement.  This Agreement and the OLCA set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties existing as of the Execution Date with respect to the subject matter hereof. Nothing in this Agreement is intended to modify any provision of the Separation Agreement.
8.Counterparts.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signature pages of this Agreement may be exchanged by email or in pdf or other electronic means without affecting the validity thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, Galapagos has executed this Agreement by its duly authorized officers as of the Execution Date.

GALAPAGOS NV

By:

Name:

Title:

By:

Name:

Title:

IN WITNESS WHEREOF, Gilead has executed this Agreement by its duly authorized officers as of the Execution Date.

GILEAD SCIENCES, INC.

By:

Name:

Title:

IN WITNESS WHEREOF, SpinCo has executed this Agreement by its duly authorized officers as of the Execution Date.

[SPINCO]2

By:

Name:

Title:

By:

Name:

Title:

SpinCo notices contacts under the OLCA:

[Company Name]

[Address]

Attention: [_____]

With a copy to (which shall not constitute notice):

[Company Name]

[Address]

Attention: [_____]

2 SpinCo entity details and notices information to be inserted prior to execution by SpinCo.